EXHIBIT 8.1

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING BRUSSELS CHICAGO DALLAS GENEVA HONG KONG LONDON	787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 TELEPHONE 212 839 5300 FACSIMILE 212 839 5599 www.sidley.com FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.

[FORM OF TAX OPINION]

September 13, 2005

DB Commodity Services LLC,

    as Managing Owner of DB Commodity Index Tracking

    Fund and DB Commodity Index Tracking Master Fund

    c/o DB Commodity Services LLC

    60 Wall Street

New	York, New York 10005

Re:	DB Commodity Index Tracking Fund and
DB Commodity Index Tracking Master Fund
Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1, to be filed with the SEC on or about September 13, 2005 (the “Registration Statement”), of DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Index Tracking Master Fund (the “Master Fund”), each a Delaware statutory trust organized on May 23, 2005.

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus (the “Prospectus”) constituting a part of the Registration Statement that the Fund will not be classified as an association taxable as a corporation for federal income tax purposes and that the Master Fund will be classified as a partnership for federal income tax purposes.

We also advise you that the tax discussion under the captions “The Risks You Face”, paragraphs (21), (22) and (23), “Summary – U.S. Federal Income Tax Considerations,”

SIDLEY AUSTIN BROWN & WOOD LLP

September 13, 2005

and “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and Master Fund.

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund, Master Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,